Exhibit 99.1

Primoris Services Corporation to Acquire James Construction Group, L.L.C.

Acquisition Expected to Add Approximately $350 Million in Annual Revenues, be Immediately Accretive to Earnings, and Expand Primoris’ Service Portfolio to Include Heavy Civil Construction

LAKE FOREST, Calif., Nov 19, 2009 — Primoris Services Corporation (Nasdaq:PRIM) (Nasdaq:PRIMU) (Nasdaq:PRIMW) (“Primoris” or the “Company”) today announced that it has signed a definitive agreement to acquire James Construction Group, L.L.C. (“James Construction Group”), one of the largest privately-held construction companies in the southeastern United States, in a transaction valued at approximately $135 million. Total consideration will be comprised of $7 million in cash, a five-year $53.5 million promissory note with escalating interest of 5% to 8% and shares of Primoris preferred stock valued at $64.5 million. The preferred stock will be automatically converted into shares of Primoris common stock after approval of Primoris shareholders. The definitive agreement also contains an incentive provision that could provide an additional $10 million of Primoris common stock based on James Construction Group attaining specified financial goals for the year ending December 31, 2010.

For the year ended December 31, 2008, James Construction Group generated revenues of approximately $410 million and an operating profit of approximately $33 million. Primoris expects that the transaction will be immediately accretive to its earnings per share.

Founded in 1998 and headquartered in Baton Rouge, Louisiana, James Construction Group serves government and private clients in a broad geographical region that includes the entire Gulf Coast region of the United States from Texas to Florida. James Construction Group’s Heavy Civil Division performs road and bridge construction; airport runway and taxiway construction; and marine facility construction. The Infrastructure & Maintenance Division provides clients with, among other services, earthwork and site development, landfill construction, site remediation, and mining support services. The Industrial Division, with a client base comprised primarily of private industrial companies, provides all phases of civil/structural, mechanical equipment erection, and process pipe installation.

Following the completion of the acquisition, James Construction Group will become a wholly-owned subsidiary of Primoris, and its current management team, led by CEO Mike Killgore, will continue to operate the business.

Brian Pratt, Chairman, President and Chief Executive Officer of Primoris, commented, “The addition of James Construction Group represents a transformative event in the history of our company and reflects our commitment to a strategy based on both organic growth and strategic acquisitions. A growing and profitable company, James Construction Group is expected to fortify and broaden our geographic reach throughout the southern United States, expand our portfolio of services to include heavy civil construction and add a very competent and well-respected team of operating professionals. More than 55% of the total consideration will be paid in Primoris stock, which aligns the interests of the James Construction Group team with all Primoris shareholders and, we believe, reflects their confidence in the long-term outlook for our combined Company.”

Mr. Pratt noted a number of expected benefits of the acquisition, including:

* The advantages of scale associated with combined construction related revenues approaching $1 billion;

* The addition of approximately $570 million of backlog at September 30, 2009;

* An extension of Primoris infrastructure operations into Louisiana, bridging the Company’s already strong sector presence in Florida and Texas;

* Significant experience and expertise in heavy civil construction activities;

* A very experienced management team and a workforce of approximately 1,700, which will result in a total workforce for Primoris of approximately 3,000 employees; and

* Enhanced business development opportunities resulting from the combined competencies of Primoris, James Construction Group and Cravens Services, Inc., which was acquired by Primoris in October 2009.

The acquisition is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. As noted above, the preferred shares issued at closing will be converted to Primoris common stock following completion of a proxy statement and shareholder vote. Primoris has received assurances from certain shareholders, who currently control in excess of 50% of the Company’s common stock, that they will vote in favor of the conversion. The acquisition is expected to close before the end of 2009.

Conference Call

Brian Pratt, Chairman, President and Chief Executive Officer, and Peter J. Moerbeek, Executive Vice President, Chief Financial Officer, will host a conference call today, November 19, 2009, at 10:30 AM Eastern Time / 7:30 AM Pacific Time to discuss the definitive agreement to acquire James Construction Group. Interested parties may participate in the call by dialing (866) 255-7436 (Domestic) or (706) 634-4739 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the “Primoris Services Corporation” conference call. The conference call will also be broadcast live via the “Investor Relations” section of Primoris’s website at www.primoriscorp.com. Once at the “Investor Relations” section, interested parties should click on “Events & Presentations”. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About James Construction Group

James Construction Group is one of the largest construction companies operating in the southern United States, providing quality construction services to both public and private clients. The company performs a wide range of projects that include highways/roads, bridges, airports, and marine construction; industrial plant construction and maintenance; and sitework/environmental services. James Construction Group is headquartered in Baton Rouge, Louisiana, and has other Louisiana offices in Ruston and Lafayette, as well as locations in Belton, Texas, and Bartow, Florida. For additional information on James Construction Group, please visit www.jcgllc.com

About Primoris

Primoris, through various subsidiaries, is one of the largest specialty contractors and engineering companies in the United States, primarily serving the growing power and energy sectors. Primoris provides a wide range of construction, fabrication, maintenance and replacement services, as well as engineering services to major public utilities, petrochemical companies, energy companies, municipalities and other customers. Primoris is also a leading water and wastewater contractor in the state of Florida, and a specialist in designing and constructing complex commercial and industrial concrete structures in California. For additional information on Primoris, please visit www.primoriscorp.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including with regard to the Company’s future performance. Words such as “estimated,” “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, including without limitation, those described in this press release and those detailed in the “Risk Factors” section and other portions of our Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission, including the Company’s Form 10-Q filed on November 12, 2009. Primoris does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:

Primoris Services Corporation

Peter J. Moerbeek, Executive Vice President, Chief

Financial Officer

(949) 454-7121

pmoerbeek@primoriscorp.com

The Equity Group Inc.

Devin Sullivan, Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Gerrard Lobo, Senior Account Executive

(212) 836-9610

globo@equityny.com